Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to  240.14a-11(c) or
          240.14a-12

                   GOLDEN PHARMACEUTICALS, INC.
         (Name of Registrant as Specified in Its Charter)




            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total fee paid:

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:GOLDEN PHARMACEUTICALS, INC.

1313 Washington Avenue
Golden, Colorado  80401
_____________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 31, 1997
_____________________________________________
                               To the Stockholders of Golden
Pharmaceuticals, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Stockholders (the "Meeting") of Golden Pharmaceuticals, Inc. (the
"Company") will be held at the Table Mountain Inn, 1310 Washington Street, Golden, Colorado on January 31, 1997 at 9:00 a.m. local time, for the following purposes:

          (1) To consider a proposal to amend the Company's Articles of Incorporation to create staggered terms for the Board of Directors.

          (2) To elect 5 directors to the Board of Directors to serve for designated terms.

          (3) To consider a proposal to amend the Company's Articles of Incorporation to effect a reverse stock split of up to forty-for-one of the outstanding shares of the Company's common stock with the authorized number of shares of common stock remaining at 200,000,000 shares.

          (4) To ratify the Board of Director's selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending August 31, 1997.

          (5) To consider such other matters as may properly come before the Meeting and at any and all postponements, continuations or adjournments thereof.

     All holders of record of shares of the Company's no par value common stock at the close of business on December 16, 1996 are entitled to notice of and to vote at the Meeting or any postponements, continuations or adjournments thereof. Any additional notice required pursuant to Article 113 of Title 7 of the Colorado Revised Statutes will be given or made in compliance with said statute.

     You are cordially invited and urged to attend the Meeting. All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the envelope provided for that purpose. By returning your Proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Stockholders who attend the Meeting may revoke a prior Proxy and vote their Proxy in person as set forth in the Proxy Statement.
     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

                              By Order of the Board of Directors



                              Charles R. Drummond
                              Chairman of the Board of Directors

Golden, Colorado
Dated:  December 27, 1996

GOLDEN PHARMACEUTICALS, INC.
1313 Washington Avenue
Golden, Colorado  80401
_____________________________________________

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held January 31, 1997
_____________________________________________

INTRODUCTION
                             This Proxy Statement is furnished
in connection with the solicitation by the Board of Directors (the "Board") of Golden Pharmaceuticals, Inc. (the "Company"), of proxies to be voted at the Annual Meeting of the Stockholders of the Company to be held at the Table Mountain Inn, 1310 Washington Street, Golden, Colorado, on January 31, 1997 at 9:00 a.m. local time and all postponements, continuations or adjournments thereof (collectively, the "Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the Notice of Annual Meeting of Stockholders will be first mailed or given to the Company's stockholders on or about December 16, 1996.

     All shares of the Company's no par value common stock (the "Shares") represented by properly executed Proxies received in time for the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, Shares represented by the Proxies will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date, by giving written notice of revocation to the Company at the Company's address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Meeting to be effective.

VOTING SECURITIES
                                    Only holders of record of Shares
at the close of business on December 16, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. On the Record Date, there were 120,781,444 Shares outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the stockholders at the Meeting. The presence, in person or by Proxy, of holders of a majority of the outstanding Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

     Abstentions and broker non-votes are each included in the determination of the number of Shares present and voting. Each is tabulated separately. Abstentions are counted in the tabulations of the votes cast on the proposals presented to stockholders whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. An automated system administered by the Company's transfer agent tabulates the votes cast by Proxy. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting.

                        PROPOSAL NO. 1

         PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF
          INCORPORATION TO PROVIDE FOR A CLASSIFIED
                      BOARD OF DIRECTORS

     Directors of the Company presently are elected annually by the stockholders to serve until the next annual meeting and until their successors are elected and qualified. The Board has approved and recommends that the stockholders adopt an amendment (the "Classified Board Amendment"), the text of which is set forth in Exhibit A attached hereto, to the Company's Articles of Incorporation (the "Articles") to add a new article which would classify the Board into three classes of directors.

     The Board is recommending the adoption of the Classified Board Amendment in order to further continuity and stability in the leadership and policies of the Company and to discourage certain types of tactics which could involve actual or threatened changes of control that are not in the best interests of the stockholders.

     The Classified Board Amendment provides for the Board to be divided into three classes of directors serving staggered three-year terms. If adopted, the Classified Board Amendment would divide the Board into three approximately equal classes, designated Class A, Class B and Class C. At the Meeting, at which five directors are to be elected, the first class, consisting of one director, would be elected for a term expiring at the 1998 Annual Meeting, the second class, consisting of two directors, would be elected for a term expiring at the 1999 Annual Meeting, and the third class, consisting of the remaining two directors, would be elected for a term expiring at the 2000 Annual Meeting (and in each case until their respective successors are duly elected and qualified). Commencing with the reelection of directors to Class A in 1998, each class of directors elected at an Annual Meeting would be elected to three-year terms. If the number of directors constituting the Board is increased or decreased, the resulting number would be apportioned by the Board among the three classes so as to make all classes as nearly equal in number as possible. The Company presently has no agreement or plans to increase or decrease the size of the Board.

     The Classified Board Amendment also provides that a vacancy on the Board may be filled by the remaining directors, acting by majority vote. Any director so chosen to fill a vacancy will hold office until the next election of the class for which he or she has been chosen and until their respective successor shall have been elected and qualified.

     Information concerning the current nominees for election as directors at the Meeting and the terms for which they will serve if the Classified Board Amendment is adopted is contained under the caption "Election of Directors." If the Classified Board Amendment is not adopted, all directors will be elected to serve until the 1998 Annual Meeting and until their successors are elected and qualified.

     The Board believes that the Classified Board Amendment will encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board. The Board believes that it will therefore be in a better position to protect the interests of all the stockholders. In addition, the stockholders of the Company will have a more meaningful opportunity to evaluate any such action.

     The Classified Board Amendment would facilitate director continuity and experience, since a majority of the Company's directors at any given time will have prior experience as Company directors. While the Company has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. If adopted, the provisions of the amendment would be applicable to every election of directors.

     The Classified Board Amendment would significantly extend the time required to make any change in composition of a majority of the Board and will tend to discourage any unsolicited takeover bid for the Company. Presently, a change in control of the Board can be made by a majority of the Company's stockholders at a single annual meeting. Under the proposed amendment, it will take at least two annual meetings to effect a change in the majority control of the Board, except in the event of vacancies resulting from removal. Because of the additional time required to change control of the Board, the Classified Board Amendment may tend to perpetuate present management and to discourage certain tender offers, perhaps including some tender offers which stockholders may feel would be in their best interest. The Classified Board Amendment will also make it more difficult for the stockholders to change the composition of the Board even if the stockholders believe such a change would be desirable.

     Upon adoption of the Classified Board Amendment by the stockholders, the Board will amend the Bylaws of the Company to conform to the Articles as amended by the Classified Board Amendment. Classified board provisions are permitted under the Colorado Business Corporation Act and are consistent with applicable securities laws. The Classified Board Amendment is not in response to any specific efforts of which the Company is aware to accumulate Shares or to obtain control of the Company.

Required Vote

     The affirmative vote of holders of a majority of the Shares entitled to vote at the Meeting is required to approve the proposed amendment to the Company's Articles to provide for a classified Board of Directors.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

PROPOSAL NO. 2

ELECTION OF DIRECTORS
                                    Five directors are to be elected
at the Meeting, each to hold office for the term specified below and until his or her successor is elected and qualified. Each director nominee is currently a director. Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the five nominees named below.

     Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of directors of the nominees listed below for the term as provided below. Management believes that all such nominees will stand for election and will serve if elected as directors. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board.

     In accordance with the Company's Bylaws, the number of directors is currently set at five and the Board has nominated five individuals for election. Proxies cannot be voted for a greater number of persons than the five nominees named.

     If the Classified Board Amendment is adopted, nominees for term to expire in 1998 (Class A) are Ladd A. Drummond, nominees for term to expire in 1999 (Class B) are Arch G. Gothard III and Richard G. Wahl, and nominees for term for expire in 2000 (Class C) are Charles
R. Drummond and John H. Grant. If the Classified Board Amendment is not adopted, all directors will be elected to serve until the 1998 Annual Meeting.

Required Vote

     The affirmative vote of a plurality of the shares present or represented and entitled to vote at the Meeting is necessary to elect each director nominee.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE TO GRANT
AUTHORITY FOR THE PROPOSAL TO ELECT MESSRS. CHARLES R. DRUMMOND,
GOTHARD, GRANT, WAHL AND LADD A. DRUMMOND AS DIRECTORS OF THE COMPANY FOR THE DESIGNATED TERM.

     The following table sets forth the name and age of each nominee, his principal occupation and business experience during the past five years, and the year of commencement of his term as a director of the Company.



Name and Age   Principal Occupation or Employment During        Director
               the Past Five Years; Other                       Since
               Directorships

Charles R.
Drummond (53)  Chairman of the Board of Directors, Chief
               Executive Officer and Treasurer of the Company
               since 1992.  Owner and operator of Drummond
               Ranches, a cattle ranching operation in
               Pawhuska, Oklahoma, since 1965.  Partner in
               Drummond and Hull Oil Company.                      1991

Ladd A.
Drummond (27)  Director.  Manager and co-owner of the
               Bricktown Waterworks Restaurant in Oklahoma
               City since February 1993.
               Co-owner of Drummond Land and Cattle Company
               since January 1991.                                  1994

Arch G.
Gothard III (51) Director.  President of First Kansas, Inc.
               since October 1988.  Mr. Gothard also serves as
               a director of First State Bank, Community Bank of
               Kansas, Emery Leasing Co., Inc., Kenco Plastics,
               Inc., LDI, Inc., Pay Phone Concepts, Inc. and Collins
               Industries, Inc.                                     1995

John H.
Grant (54)     Director.  Professor of Business Administration,
               University of Pittsburgh, Pennsylvania since
               January 1972.                                         1990

Richard G.
Wahl (60)      Director and Corporate Secretary.  Owner and
               President of MRD Construction Incorporated.
               Mr. Wahl also serves as managing partner of both
               G&W Construction, Evergreen, CO, and Willow
               Ridge Conference Center, Morrison, CO.                1993


     Charles R. Drummond and Ladd A. Drummond are father and son.
There are no other family relationships between any of the directors and executive officers of the Company.
Board Meetings

     The Board held six (6) meetings and acted by unanimous written consent on three (3) occasions during the fiscal year ended August 31, 1996 (the "Fiscal Year"). No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during the Fiscal Year; and (ii) the total number of meetings held by all committees of the Board on which he served during the Fiscal Year.

Committees of the Board

     Executive Committee. The Board has an Executive Committee, and during the Fiscal Year its members were Dr. Grant and Mr. Charles R. Drummond. The Executive Committee has all of the authority of the entire Board to conduct the business and affairs of the Company, except where action of the entire Board is specified by statute. The Executive Committee did not meet during the Fiscal Year.

     Stock Option Committee. The Board has a Stock Option Committee and during the Fiscal Year its members were Dr. Grant and Mr. Wahl. The Stock Option Committee administers and interprets the Company's Performance Stock Option Plan and has authority to determine which persons shall be granted options under the Performance Stock Option Plan and the terms and conditions of stock option grants. The Stock Option Committee met one (1) time during the Fiscal Year.

     Compensation Committee. The Board has a Compensation Committee and during the Fiscal Year its members were Dr. Grant and Mr. Wahl. The Compensation Committee performs the following duties: (i) considering and making recommendations to the Board and the officers of the Company with respect to the overall compensation policies of the Company; (ii) approving the compensation payable to all officers of the Company; (iii) reviewing proposed compensation of executives;
(iv) advising management on all other executive compensation matters as requested; and (v) reporting to the Board as and when appropriate with respect to all of the foregoing. The Compensation Committee did not meet during the Fiscal Year.

     Audit Committee. The Board has an Audit Committee and during the Fiscal Year its members were Dr. Grant and Mr. Wahl. The Audit Committee's duties include the following: (i) making recommendations to the Board as to the selection of the firm of independent auditors;
(ii) reviewing the results of the annual audit of the Company with the independent auditors and appropriate management representatives;
(iii) reviewing with the independent auditors such major accounting policies of the Company as are deemed appropriate for review by the Audit Committee; and (iv) reporting to the Board the Audit Committee's activities. The Audit Committee did not meet during the Fiscal Year.

     The Board does not presently have a separate nominating committee but develops nominations for the Board as a whole.

Compensation of Directors

     Directors who are not employees of the Company are entitled to $1,500 for each board meeting attended in person and $500 for each committee meeting attended in person, plus reimbursement for travel and other expenses relating to attendance at such meetings.


EXECUTIVE OFFICERS
                                    Information is set forth below
regarding the executive officers of the Company, including their age, principal occupation during the last five years and the date each first became an executive officer of the Company.


Name and Age       Principal Occupation or Employment       Executive
                   During the Past Five Years               Officer Since

Charles R.
Drummond (53)      Chairman of the Board of Directors,
                   Chief Executive Officer and Treasurer of
                   the Company since 1992.  Owner and
                   operator of Drummond Ranches, a cattle
                   ranching operation in Pawhuska, Oklahoma,
                   since 1965.  Partner in Drummond and Hull
                   Oil Company since 1985.                        1991

Bruce A.
Goldberg (51)      President from March 1996 to present.
                   Chief Operating Officer since February 1994.
                   Director of Reagent Operation at Lifescan,
                   Inc. from 1989 to 1994.                        1994

Glen H.
Weaver (41)        Chief Financial Officer since March 1996
                   and Vice President of Finance since 1994.
                   Controller for Border Fuel Supply
                   Corporation from August 1989 to November 1993. 1994

Richard G.
Wahl (60)          Director and Corporate Secretary.  Owner
                   and president of MRD Construction
                   Incorporated, since 1964.  Mr. Wahl also
                   serves as Managing Partner of both G&W
                   Construction, Evergreen, Colorado and
                   Willow Ridge Conference Center,
                   Morrison, Colorado.                             1995


     Officers serve at the discretion of the Board and are elected at the first meeting of the Board after each Annual Meeting of Stockholders.

          EXECUTIVE COMPENSATION
                                    The following table sets forth
information concerning compensation paid by the Company to the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 for the last fiscal year:

Summary Compensation Table

                           Annual               Long Term
                           Compensation         Compensation


Name and                                        Awards
Principal                                       Securities     All Other
Position       Year   Salary ($),   Bonus ($)   Underlying     Compensation($)
                                                Opsions/SA
                                                RS (#)


Charles R.    1996    125,000        25,000          -0-                -0-
Drummond      1995    103,750           -0-          -0-                -0-
Chairman Chief 1994    75,000        50,000          -0-            20,000(1)
Executive Officer
and Treasurer

Bruce A.      1996    104,000        20,000          -0-                -0-
Goldberg      1995     96,000           -0-          -0-                -0-
President and 1994     56,000        13,333    6,000,000
Chief Operating
Officer

__________
(1) $20,000 fee paid for securing a line of credit.,,

  The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of the executive officers and of the group listed in the above table, which cannot be precisely ascertained but which is less than the lesser of
(a) ten percent of the cash compensation paid to each such executive officer or to the group, respectively, or (b) $50,000 or $50,000 times the number of individuals in the group, as the case may be, is not included in such table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

(a)            (b)         (c)              (d)               (e)
             Shares                     Number of
            Acquired                  Securities        Valuation of Unexercised
               on          Value        Underlying        In-the-Money Opetions
Name        Exercise     Realized   Unexercised Options             at
              (#)          ($)      at Fiscal Year End    Fiscal Year End ($)

                                     Exercis   Unexercis  Exercis   Unexercis
                                       able         able     able       able

Charles R.  10,000,000   $1,500,000      -0-         -0-      -0-        -0-
Drummond

Bruce A.     6,000,000   $ 960,000       -0-         -0-      -0-        -0-
Goldberg

  Employment Agreements. On September 1, 1991 the Company entered into an employment agreement with Mr. Charles R. Drummond whereby Mr. Charles R. Drummond was employed by the Company beginning on September 1, 1991 for a period of three years or the termination of the employment agreement. The agreement provides that Mr. Charles R. Drummond will be paid an annual salary of $75,000, subject to periodic increases from time to time at the sole discretion of the Board. The agreement provides that Mr. Charles R. Drummond's employment with the Company may be terminated for cause, as defined therein. If Mr. Charles R. Drummond's employment is terminated without cause, the Company shall pay Mr. Charles R. Drummond, in addition to amounts accrued during the respective periods prior to such termination, severance pay in an amount equal to the amount of compensation that would otherwise be payable to Mr. Charles R. Drummond under the agreement. The Board and Mr. Charles R. Drummond have agreed to extend the employment agreement on a year to year basis. Mr. Charles R. Drummond's salary for the period of September 1, 1995 through August 31, 1996 was $150,000.

Compensation Pursuant to Plans

  In October 1992, the Company adopted a Performance Stock Option Plan (the "Plan"), approved by the stockholders, for the benefit of employees, officers and directors of the Company, including the executive officers referred to in the Summary Compensation Table. The Stock Option Committee of the Board selects the optionee and determines the terms and conditions of the stock option grants. As of August 31, 1996, options to purchase 2,350,000 shares of common stock were outstanding pursuant to the Plan.

Section 16(a) Beneficial
Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ and to furnish the Company with copies.

  Based on its review of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except for the following:

  Mr. Goldberg did not report 3 transactions for the most recent fiscal year; Mr. Coggan did not file a Form 3 upon becoming an officer of the Company; Mr. Charles R. Drummond did not report 5 transactions during the most recent fiscal year; Mr. Grant did not report 4 transactions during the most recent fiscal year; Mr. Weaver did not report 1 transaction during the most recent fiscal year; Mr. Wahl did not report 3 transactions during the most recent fiscal year; Mr. Ladd Drummond did not report 6 transactions during the most recent fiscal year; and Mr. Gothard did not report 5 transactions during the most recent fiscal year. All the transactions described will be reported on a Form 5 for each officer and director.
PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S
ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
                                 General

  On August 11, 1995, the stockholders of the Company approved an amendment to the Articles to effect a reverse split of up to forty-for-one (the "Prior Split"). The Board's authority to effect the Prior Split terminated on August 11, 1996, as the Board determined that the Prior Split was not in the best interests of the Company during such time period. The Board has adopted a new resolution approving the submittal to a stockholder vote of an amendment to the Articles to effect a reverse stock split of up to forty-for-one of the presently issued and outstanding Shares (the "Reverse Stock Split"). The Reverse Stock Split will not alter the number of Shares authorized for issuance which will remain at 200,000,000. The form of the proposed amendment (assuming a forty-for-one split is effected) is attached as Exhibit B.

  If approved by the stockholders, this proposal would allow the amendment to be abandoned or the split to be reduced to something less than forty-for-one by action of the Board at any time after the Meeting and prior to the Effective Date (as defined below) if the Board determines in its sole discretion that the proposed amendment and the Reverse Stock Split would not be in the best interests of the Company or that a different ratio (but not greater than forty-for-one) would be in the best interest of the Company. The Board's authority to implement the Reverse Stock Split would terminate no later than January 31, 1998.

Purpose and Effects of the Reverse Stock Split

  The Board believes that it would be in the best interests of the Company and its stockholders to effect the Reverse Stock Split. The Shares are currently traded on the OTC Bulletin Board which is an electronic quotation service which attempts to match buyers and sellers of eligible OTC securities. The bid and ask prices of the Company's common stock as reported by the OTC Bulletin Board on December 16, 1996, were $.16 and $.16, respectively. The current low market price per share of the shares may impair the marketability of the stock to institutional investors who often have restrictions on the price levels of stocks in which the institution is permitted to invest. Furthermore, many brokerage firms are reluctant to recommend or sell lower priced stocks to their clients because of perceived risk and low commissions or, in the alternative, extremely high commissions relative to the sales price of the stock. Certain broker dealers, as a matter of policy, will not extend margin account credit on low priced stocks. On the other hand, certain investors are attracted to low priced stock because of its potential for appreciation. The Board further believes that the Company's low per share price creates a negative impression in the market with respect to the Company and creates additional barriers to increasing the per share price.

  The Board also expects that the Reverse Stock Split, if effected, will decrease certain administrative expenses of the Company, due to fewer authorized Shares actually being outstanding. This should reduce the expenses of the transfer agent and may create additional savings from reducing mailing, copying and other expenses associated with communicating with stockholders. However, there can be no assurance that administrative expenses will decrease over time and, to the contrary, some additional expense can be anticipated in the process of effecting the Reverse Stock Split.

  The Board has also determined it to be in the best interests of the Company and its stockholders to seek to position the Company for eventual listing on the NASDAQ Small-Cap Market. The Company currently does not qualify for admission to the NASDAQ Small-Cap Market because, among other factors, its per share price is too low, fewer than the requisite number of market makers follow the Company and it cannot meet certain financial statement requirements. One of the requirements for listing on the NASDAQ Small-Cap Market is a minimum bid price of $3.00; a price that may exceed the per share bid price after the Reverse Stock Split is completed. The Board believes that having the Shares listing on the NASDAQ Small-Cap Market will facilitate financing for future acquisitions since many commercial lenders have policies against making loans to companies listed on the OTC Bulletin Board. However, completion of the Reverse Stock Split will not enable the Company to qualify for listing on the NASDAQ Small-Cap Market and further there can be no assurance that at such time as the Shares are listed on the NASDAQ Small-Cap Market that it would enable the Company to obtain the additional financing.

  There can be no assurance that the Reverse Stock Split will achieve the desired results outlined above, nor can there be any assurance that price per Share immediately after the Reverse Stock Split will increase proportionately with the Reverse Stock Split or that any increase can be sustained for a prolonged period of time.

  The Company is presently authorized to issue 200,000,000 Shares of which 120,781,444 were outstanding on December 16, 1996. The effect of the Reverse Stock Split (assuming a forty-for-one split is effected) would be to decrease the number of outstanding Shares to approximately 30,195,361 and, since the number of Shares available for issuance will remain at 200,000,000, to increase the number of Shares available for issuance from approximately 79,218,556 to 169,804,639. Having the additional authorized but unissued Shares would provide the Board with the flexibility and authority to issue such Shares publicly or privately in connection with future financing or acquisition transactions, or for other general corporate purposes, without further action by the stockholders of the Company, unless such action is required by law.

  Although the Board has no present intention of doing so, the additional authorized but unissued Shares could also be used by the Board to defeat or delay a hostile takeover. Faced with an actual or proposed hostile takeover, the Board could issue Shares, in a private transaction, to a friendly party who might align themselves with the Board in opposing a hostile takeover. Accordingly, the proposed amendment could be considered to have the effect of discouraging a takeover of the Company. The directors are not aware, however, of any current proposals by any party to acquire control of the Company and the Reverse Stock Split is not intended to be an anti-takeover device.

  The Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company except for the negligible effect which would result from the payment of cash in lieu of fractional Shares. The Reverse Stock Split would not effect the voting rights or other rights of the holders of common stock. The Reverse Stock Split would have no material federal tax consequences to the stockholders of the Company.

Federal Income Tax Consequences

  The following description of federal income tax consequences is for general information only. Stockholders are urged to consult their own tax advisor to determine the particular tax consequences to them, including the application and effect of state, local and foreign tax laws. In general, the exchange of Shares contemplated by the Reverse Stock Split would not result in a stockholder's recognition of gain or loss for federal income tax purposes. If the Reverse Stock Split is approved and later effected, the tax basis of Shares received as a result of the Reverse Stock Split (including any fractional Share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Shares exchanged pursuant to the Reverse Stock Split. For tax purposes, the holding period of the Shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Shares received as a result of the Reverse Stock Split. Stockholders who receive cash in lieu of a fractional Share or who exercise Dissenters' rights (as defined herein) will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional Share surrendered for cash.

Certificates and Fractional Shares

  If the proposed Reverse Stock Split is approved by the Company's stockholders, the Company will file an amendment to its Articles with the Secretary of State of the State of Colorado prior to January 31, 1998. The proposed Reverse Stock Split will become effective on the date of such filing (the "Effective Date"). The certificates presently representing Shares will be deemed to represent one-fortieth of the number of Shares on the Effective Date (assuming a forty-for-one split is effected). New Shares will be issued in due course as old Shares are tendered to the transfer agent for exchange or transfer. No fractional Shares will be issued, and in lieu thereof, stockholders holding a number of Shares not evenly divisible by forty, and stockholders holding less than forty Shares, upon surrender of their old certificates, will receive cash in lieu of fractional Shares. There are currently 2,745 stockholders of record of the Company. Forty-two stockholders of record, who own an aggregate of 812 Shares, will own less than 1 Share after the Reverse Stock Split. Based on an assumed average bid and ask price of $.16 per share, the cost to the Company of cashing out these fractional interests would be $129.92. The price payable by the Company will be determined by multiplying the fraction of a new Share by the average of the bid and ask prices for one old Share for the ten business days immediately preceding the Effective Date as reported by the OTC Bulletin Board. The price payable for fractional interests may or may not be indicative of the actual value of such interests due to the lack of an active trading market for the Shares.

Dissenters' Rights

  THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF DISSENTERS' RIGHTS UNDER COLORADO LAW AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO ARTICLE 113 OF THE COLORADO BUSINESS
CORPORATION ACT, WHICH IS ATTACHED HERETO AS APPENDIX A.

  Pursuant to Article 113 of the Colorado Business Corporation Act (the "CBCA"), holders of Shares whose ownership interest is reduced to a fraction of a share or to scrip have the right to dissent from the proposal to effect the Reverse Stock Split and receive "Fair Value" for their Shares. For purposes of the Reverse Stock Split, a Dissenter is defined in the CBCA as a stockholder (i) who owns fewer than forty Shares, so that as a result of the Reverse Stock Split, the stockholder would be left with a fraction of a Share; and (ii) who exercise the right to dissent according to the statutory provisions of Article 113 ("Dissenter"). "Fair Value," with respect to a Dissenter's Shares, means the value of the Shares immediately before the Effective Date, excluding any appreciation or depreciation in anticipation of the transaction, unless such exclusion would be inequitable. Interest will accrue on the Fair Value from the Effective Date to the date of payment at the average rate currently paid by the Company on its principal bank loans or, if none, at the legal rate as specified in Section 5-12-101, Colorado Revised Statutes.

  Stockholders considering whether to assert Dissenters' rights should note that the Fair Value of their Shares as determined under the CBCA could be more than, equal to, or less than the consideration they would receive if they did not elect to assert Dissenters' rights.

  To assert Dissenters' rights, a stockholder must comply with the requirements of Article 113 of the CBCA. Specifically a stockholder must: (i) cause the Company to receive, before the vote is taken on the Reverse Stock Split, written notice of the stockholder's intention to demand payment for the stockholder's Shares; and (ii) not vote the Shares in favor of the proposal. A stockholder who does not satisfy these requirements will not be entitled to demand payment for the stockholder's Shares under Article 113 of the CBCA.

  If the Reverse Stock Split is authorized at the Meeting, the Company will give a written Dissenters' notice (the "Dissenters' Notice") to all stockholders who complied with the requirements of
Article 113 of the CBCA and are entitled to demand payment for their Shares. The Dissenters' Notice will be given no later than 10 days after the Effective Date. The Dissenters' Notice will (i) state that the Reverse Stock Split was authorized and state the Effective Date or proposed effective date of the Reverse Stock Split; (ii) state an address at which the Company will receive payment demands ("Payment Demands") and the address of a place where certificates for certificated Shares must be deposited; (iii) inform holders of uncertificated Shares to what extent transfer of the Shares will be restricted after the Payment Demand is made; (iv) supply a form for demanding payment, which form will request a Dissenter to state an address to which payment is to be made; (v) set the date by which the Company must receive the Payment Demand and certificates for certificated Shares, which date will not be less than 30 days after the date the Dissenters' Notice is given; (vi) state that when a record stockholder dissents with respect to the Shares held by a beneficial stockholder, such beneficial stockholder must certify to the Company that the beneficial stockholder, and the record stockholder or record stockholders of all Shares owned beneficially by the beneficial stockholder, have asserted, or will timely assert, Dissenters' rights as to all such Shares; and (vii) be accompanied by a copy of Article 113 of the CBCA.

  A stockholder who is given a Dissenters' Notice and who wishes to assert Dissenters' rights shall, in accordance with the terms of the Dissenters' Notice: (i) cause the Company to receive a Payment Demand, which may be the payment demand form supplied with the Dissenters' Notice, duly completed, and (ii) deposit the stockholder's certificates for Shares. A stockholder who demands payment for the stockholder's Shares retains all rights of a stockholder, except the right to transfer the Shares, until the Effective Date, and will have only the right to receive payment for the Shares after such Effective Date. Except as described below, the Payment Demand and deposit of certificates are irrevocable. A stockholder who does not make a Payment Demand and deposit share certificates as required by the date or dates set in the Dissenters' Notice will not be entitled to payment under Article 113 of the CBCA.

  A stockholder entitled to dissent and obtain payment of the Fair Value of the stockholder's Shares under Article 113 of the CBCA may not challenge the contemplated Reverse Stock Split, unless such transaction is unlawful or fraudulent with respect to the stockholder or with respect to the Company.

Required Vote

  The affirmative vote of holders of a majority of the Shares entitled to vote at the Meeting is required to approve the proposed amendment to the Articles to effect the Reverse Stock Split.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                   The Board has selected Grant
Thornton LLP to serve as independent auditors of the Company for the fiscal year ending August 31, 1997. Representatives of Grant Thornton LLP will be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

  Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated, the Board may reconsider its selection.

Required Vote

  An affirmative vote of the majority of votes cast at the Meeting is necessary to ratify the selection of Grant Thornton LLP.

  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1997. SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                                   The following table sets forth
certain information regarding beneficial ownership of outstanding Shares as of December 16, 1996, by (i) each person known by the Company to own beneficially five percent or more of the outstanding Shares, (ii) the Company's directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (iii) all directors and executive officers as a group.

                                   Shares
Name                         Beneficially Owned       Percent of
Class

Charles R. Drummond(1)               27,886,376                 23%
1313 Washington Avenue
Golden, Colorado 80401

Ladd A. Drummond(1)                  15,207,600                 13%
1313 Washington Avenue
Golden, Colorado 80401

Timothy E. Drummond(1)               15,000,000                 12%
623 Kihekah
Pawhuska, Oklahoma  74056

Bruce A. Goldberg(1)                  6,561,000                  5%
1313 Washington Avenue
Golden, Colorado 80401

Arch G. Gothard III(1)                1,999,201                  2%
1313 Washington Avenue
Golden, Colorado 80401

John H. Grant (1)                     2,206,321                  2%
1313 Washington Avenue
Golden, Colorado 80401

Richard G. Wahl(1)                    3,206,678                  3%
1313 Washington Avenue
Golden, Colorado 80401

All executive officers
and directors as a group
(nine persons)(1)                    72,348,843                 60%
__________
(1) Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. The foregoing share amounts include the following number of shares of common stock which may be acquired pursuant of stock options and/or warrants exercisable within 60 days of December 16, 1996: all executive officers and directors as a group, 136,667 shares.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In August 1995, the Company issued 2,000,000 Shares to a corporation of which Mr. Charles R. Drummond is the sole stockholder in order to have the Company released from a contingent liability. These Shares will transfer back to the Company when the judgement is completely satisfied. The Company retained voting rights to these Shares and dividends, if any, related to these shares are paid to the Company.

  In November 1995, the Company issued Mr. Charles R. Drummond a warrant to purchase 8,000,000 Shares with an exercise price of $.075 per share. The Warrant was issued in consideration of certain personal guarantees extended by Mr. Charles R. Drummond in connection with the Amendment and expires ten years from the date of grant. These warrants were exercised in May 1996.

  The Company is due $64,539 from a related entity with common stockholders and officers. The Company had sales of approximately $40,000 to the related entity. In addition QCP purchased certain inventory items in the amount of $45,844 to manufacture and produce products for the related entity. The amount due the Company has been guaranteed by the stockholders. The related stockholders are as follows: Charles R. Drummond, Bruce A. Goldberg, Arch G. Gothard III, and Glen H. Weaver, all of whom are officers or directors of the Company.

  A subsidiary of the Company subleases approximately 1500 square feet at QCP's Santa Ana, California facility.

SOLICITATION OF PROXIES
                                   This solicitation is being made by
mail on behalf of the Board, but may also be made without remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of the enclosed form of Proxy, Notice of Annual Meeting and Proxy Statement and any additional material relating to the meeting which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement has been or will be borne by the Company. The Company will reimburse banks and brokers who hold Shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the Proxy materials to those persons for whom they hold such Shares. To obtain the necessary representation of stockholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material.
ANNUAL REPORT
                                   The Annual Report of the Company
for the 1996 fiscal year has been mailed to stockholders along with this Proxy Statement. The Company will, upon written request and without charge, provide to any person solicited hereunder a copy of the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996, as filed with the Securities and Exchange Commission. Requests should be addressed to the Corporate Secretary, 1313 Washington Avenue, Golden, Colorado 80401.

OTHER MATTERS
                                   The Company is not aware of any
business to be presented for consideration at the Meeting other than the matters described above. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment. STOCKHOLDER PROPOSALS
                                   Any stockholder proposal for the
Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than October 10, 1997 in order to be included in the Proxy materials of the Company for that meeting. Such proposal should be sent to the Company, directed to the attention of its Corporate Secretary, at the principal executive office of the Company, 1313 Washington Avenue, Golden, Colorado 80401.

NOTICE TO BANKS, BROKER-DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES
                                   Please advise the Company whether
other persons are the beneficial owners of the Shares for which Proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY BY MAIL. NO ENVELOPE OR POSTAGE IS NECESSARY. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS AND ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                           By Order of the Board of Directors




                           Charles R. Drummond, Chairman of the Board
of Directors
Golden, Colorado
December 27, 1996           EXHIBIT A

          RESOLVED, that the Company's stockholders hereby approve the following new Article VI of the Articles:

          "TENTH. The authorized number of directors of this Corporation shall be not less than 5 and not more than 9. The number of directors within this range shall be specified or stated in the Corporation's Bylaws, as may be amended from time to time. When the number of directors is changed, the Board shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that the directors in each class shall be as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

          Effective as of the annual meeting of stockholders in 1997, the Board shall be divided into three classes, designated as Class A, Class B and Class C, as nearly equal in number as possible, and the term of office of directors of one class shall expire at the annual meeting of stockholders, and in all cases until their successors shall be elected and shall qualify, or until their earlier resignation, removal from office, death or incapacity. The initial term of office of Class A shall expire at the annual meeting of stockholders in 1998, that of Class B shall expire at the annual meeting in 1999, and that of Class C shall expire at the annual meeting in 2000, and in all cases as to each director until his successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity.

          Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, are hereby expressly delegated the power to fill any vacancies in the Board, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity."
                            EXHIBIT B


     Proposed Amendment to the Articles of Incorporation of Golden Pharmaceuticals, Inc.

     Article IV of the Articles of Incorporation is amended to read as follows:

          The aggregate number of shares that the Corporation shall have authority to issue is 210,000,000 shares of stock, of which 200,000,000 shall be Common Stock, no par value, and 10,000,000 shall be Preferred Stock, no par value. Upon amendment to this Article to read as herein set forth, each forty (40) shares of outstanding Common Stock is converted into and reconstituted as one (1) share of Common Stock.
APPENDIX A

ARTICLE 113

DISSENTERS' RIGHTS
                                 PART 1.  RIGHT TO DISSENT AND OBTAIN
PAYMENT FOR SHARES

Section 7-113-101.  Definitions.  For purposes of this article:

  (1) "Beneficial stockholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record stockholder.

  (2) "Corporation" means the issuer of the shares held by a Dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

  (3) "Dissenter" means a stockholder who is entitled to dissent from corporate action under Section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this Article.

  (4) "Fair Value," with respect to a Dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the Dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

  (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

  (6) "Record stockholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the stockholder as provided in section 7-107-204.

  (7) "Stockholder" means either a record stockholder or a beneficial stockholder.

Section 7-113-102.  Right to dissent.

  (1) A stockholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the Fair Value of his or her shares in the event of any of the following corporate actions:

            (a) Consummation of a plan of merger to which the corporation is a party if:

                 (I)  Approval by the stockholders of that
corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

                 (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

                   (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

                   (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a stockholders' vote is required under section 7-112-102(1); and

                   (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the stockholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

       (2) A stockholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the Fair Value of the stockholder's shares in the event of:

            (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

                 (I) Alters or abolishes a preferential right of the shares; or

                 (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

            (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

                 (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                 (II) Reduces the number of shares owned by the stockholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

       (3) A stockholder is entitled to dissent and obtain payment of the Fair Value of the stockholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

       (4) A stockholder entitled to dissent and obtain payment for the stockholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the corporation.

  Section 7-113-103.  Dissent by Nominees and Beneficial Owners.

       (1) A record stockholder may assert Dissenters' rights as to fewer than all the shares registered in the record stockholder's name only if the record stockholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record stockholder asserts Dissenters' rights. The rights of a record stockholder under this subsection (1) are determined as if the shares as to which the record stockholder dissents and the other shares of the record stockholder were registered in the names of different stockholders.

       (2) A beneficial stockholder may assert Dissenters' rights as to the shares held on the beneficial stockholder's behalf only if:

                   (a)     The beneficial stockholder causes the
corporation to receive the record stockholder's written consent to the dissent not later than the time the beneficial stockholder asserts Dissenters' rights; and

                   (b) The beneficial stockholder dissents with respect to all shares beneficially owned by the beneficial stockholder.

       (3) The corporation may require that, when a record stockholder dissents with respect to the shares held by any one or more beneficial stockholders, each such beneficial stockholder must certify to the corporation that the beneficial stockholder and the record stockholder or record stockholders of all shares owned beneficially by the beneficial stockholder have asserted, or will timely assert, Dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise Dissenters' rights. Any such requirement shall be stated in the Dissenters' notice given pursuant to section 7-113-203.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS
                                   Section 7-113-201.  Notice of
Dissenters' Rights.

       (1) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is submitted to a vote at a stockholders' meeting, the notice of the meeting shall be given to all stockholders, whether or not entitled to vote. The notice shall state that stockholders are or may be entitled to assert Dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to stockholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to stockholders not entitled to vote shall not affect any action taken at the stockholders' meeting for which the notice was to have been given.

       (2) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is authorized without a meeting of stockholders pursuant to section 7-107-104, any written or oral solicitation of a stockholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that stockholders are or may be entitled to assert Dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to stockholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a stockholders' meeting. Failure to give notice as provided by this subsection (2) to stockholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

  Section 7-113-202.  Notice of Intent to Demand Payment.

       (1) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert Dissenters' rights shall:

                   (a) Cause the corporation to receive, before the vote is taken, written notice of the stockholder's intention to demand payment for the stockholder's shares if the proposed corporate action is effectuated; and

                   (b)     Not vote the shares in favor of the
proposed corporate action.

       (2) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is authorized without a meeting of stockholders pursuant to section 7-107-104, a stockholder who wishes to assert Dissenters' rights shall not execute a writing consenting to the proposed corporate action.

       (3) A stockholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the stockholder's shares under this article.

  Section 7-113-203.  Dissenters' Notice.

       (1) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written Dissenters' notice to all stockholders who are entitled to demand payment for their shares under this article.

       (2) The Dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating Dissenters' rights under section 7-113-102 and shall:

                   (a)     State that the corporate action was
authorized and state the effective date or proposed effective date of the corporate action;

                   (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

                   (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                   (d) Supply a form for demanding payment, which form shall request a Dissenter to state an address to which payment is to be made;

                   (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

                   (f)     State the requirement contemplated in
section 7-113-103(3), if such requirement is imposed; and

                   (g)     Be accompanied by a copy of this article.

Section 7-113-204.  Procedure to Demand Payment.

       (1) A stockholder who is given a Dissenters' notice pursuant to section 7-113-203 and who wishes to assert Dissenters' rights shall, in accordance with the terms of the Dissenters' notice:

                   (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

                   (b) Deposit the stockholder's certificates for certificated shares.

       (2) A stockholder who demands payment in accordance with subsection (1) of this section retains all rights of a stockholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the stockholder's exercise of Dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

       (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

       (4) A stockholder who does not demand payment and deposit the stockholder's share certificates as required by the date or dates set in the Dissenters' notice is not entitled to payment for the shares under this article.

  Section 7-113-205.  Uncertificated Shares.

       (1)  Upon receipt of a demand for payment under section
7-113-204 from a stockholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

       (2)  In all other respects, the provisions of section
7-113-204 shall be applicable to stockholders who own uncertificated shares.

  Section 7-113-206.  Payment.

       (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating Dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each Dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of stockholders for the record stockholder holding the Dissenter's shares, the amount the corporation estimates to be the Fair Value of the Dissenter's shares, plus accrued interest.

       (2)  The payment made pursuant to subsection (1) of this
section shall be accompanied by:

                   (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to stockholders, a statement of changes in stockholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to stockholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

                   (b) A statement of the corporation's estimate of the Fair Value of the shares;

                   (c)     An explanation of how the interest was
calculated;

                                                              (d)  A
statement of the Dissenter's right to demand payment under section
7-113-209; and

                   (e)     A copy of this article.

Section 7-113-207.  Failure to Take Action.

       (1) If the effective date of the corporate action creating Dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

       (2) If the effective date of the corporate action creating Dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new Dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

  Section 7-113-208. Special Provisions Relating to Shares Acquired After Announcement of Proposed Corporate Action.

       (1) The corporation may, in or with the Dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to stockholders of the terms of the proposed corporate action creating Dissenters' rights under section 7-113-102 and state that the Dissenter shall certify in writing, in or with the Dissenter's payment demand under section 7-113-204, whether or not the Dissenter (or the person on whose behalf Dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any Dissenter who does not so certify in writing, in or with the payment demand, that the Dissenter or the person on whose behalf the Dissenter asserts Dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the Dissenter agrees to accept it in full satisfaction of the demand.

       (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

  Section 7-113-209.  Procedure if Dissenter is Dissatisfied With
Payment or      Offer.

       (1) A Dissenter may give notice to the corporation in writing of the Dissenter's estimate of the Fair Value of the Dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the Fair Value of the shares and interest due, if:

                   (a)     The Dissenter believes that the amount
paid under section 7-113-206 or offered under section 7-113-208 is less than the Fair Value of the shares or that the interest due was incorrectly calculated;

                   (b)     The corporation fails to make payment
under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

                   (c)     The corporation does not return the
deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

       (2) A Dissenter waives the right to demand payment under this section unless the Dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the Dissenter's shares.

PART 3.  JUDICIAL APPRAISAL OF SHARES
                                   Section 7-113-301.  Court Action.

       (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the Fair Value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each Dissenter whose demand remains unresolved the amount demanded.

       (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

       (3) The corporation shall make all Dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each Dissenter shall be by registered or certified mail, to the address stated in such Dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of stockholders for the record stockholder holding the Dissenter's shares, or as provided by law.

       (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of Fair Value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

       (5) Each Dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the Fair Value of the Dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the Fair Value, plus interest, of the Dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

  Section 7-113-302.  Court Costs and Counsel Fees.

       (1)  The court in an appraisal proceeding commenced under
section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the Dissenters, in amounts the court finds equitable, to the extent the court finds the Dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

       (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                   (a) Against the corporation and in favor of any Dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

                   (b) Against either the corporation or one or more Dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

       (3) If the court finds that the services of counsel for any Dissenter were of substantial benefit to other Dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the Dissenters who were benefitted.Proxy
GOLDEN PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GOLDEN PHARMACEUTICALS, INC.

                                   The undersigned hereby appoints
Charles R. Drummond and John H. Grant and each of them, as proxies for the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of the no par value common stock of Golden Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on January 31, 1997, or at any and all postponements, continuations or adjournments thereof (collectively, the "Meeting").

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted to GRANT AUTHORITY for the election of the nominees to the Board of Directors and FOR each of the other items set forth on the Proxy.

(1) Proposal to amend the Company's Articles of Incorporation to provide for a classified Board of Directors.

  [  ] FOR             [  ] AGAINST  [  ] ABSTAIN

(2)    Proposal to elect the following nominees to the Board of
Directors:

               GRANT                     WITHHOLD
             AUTHORITY                   AUTHORITY

  Mr. Charles R. Drummond                   [  ]          [  ]
  Mr. Ladd A. Drummond                      [  ]          [  ]
  Mr. Arch G. Gothard III                   [  ]          [  ]
  Dr. John H. Grant                         [  ]          [  ]
  Mr. Richard G. Wahl                       [  ]          [  ]

(3) Proposal to amend the Company's Articles of Incorporation to effect a reverse stock split of its no par value common stock in a ratio not to exceed forty-for-one.

  [  ] FOR             [  ] AGAINST  [  ] ABSTAIN

(4) Proposal for ratification of selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending
August 31, 1997.

  [  ] FOR             [  ] AGAINST  [  ] ABSTAIN

(5) In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements, continuations or adjournments thereof.
  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated December 27, 1996 and the Proxy
Statement furnished therewith.

Please sign exactly as your name appears hereon. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person. When signing as a trustee, please give full title as such.


  Dated                                                , 1997


  Authorized Signature






  Title

Please mark boxes [x] in ink. Sign, date and return this Proxy Card promptly using the enclosed envelope.